UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2014

QUEST RESOURCE HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36451	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6175 Main Street, Suite 420 Frisco, Texas	75034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 464-0004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2014, Colton R. Melby tendered his resignation as a Director and Vice Chairman of our Board of Directors to allow time for his other interests. We thank him for his dedication and contributions to our company, and we wish him well in his future endeavors.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 17, 2014, we held an annual meeting of stockholders to consider and vote upon the following proposals: (1) to elect three directors, each to serve for a three-year term expiring in 2017; (2) to provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2013 (“say-on-pay”); (3) to approve our 2014 Employee Stock Purchase Plan; and (4) to ratify the appointment of Semple, Marchal and Cooper, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending December 31, 2014.

The following directors were elected at the annual meeting:

Director	Votes Cast For	Votes Withheld	Broker Non-Votes
T. Jeffrey Cheney, Jr.	85,405,181	140,333	1,731,891
Jeffrey D. Forte	85,448,736	96,778	1,731,891
I. Marie Wadecki	85,450,539	94,975	1,731,891

Our stockholders approved the compensation of our named executive officers for fiscal 2013 on a non-binding, advisory basis. The results of the vote to approve this proposal were as follows:

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Say-on-pay proposal	85,430,857	2,108	112,549	1,731,891

Our stockholders approved our 2014 Employee Stock Purchase Plan. The results of the vote to approve this proposal were as follows:

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Approval of our 2014 Employee Stock Purchase Plan	85,454,865	—	90,649	1,731,891

Our stockholders ratified the appointment of Semple, Marchal and Cooper, LLP as our independent registered public accountants for the fiscal year ending December 31, 2014. The results of the vote to approve this proposal were as follows:

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Ratification of Semple, Marchal and Cooper, LLP as independent registered public accountants	87,119,122	107,278	51,005	—

Broker non-votes did not affect the outcome of any proposal voted on at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2014	QUEST RESOURCE HOLDING CORPORATION

	By:	/s/ Laurie L. Latham
Laurie L. Latham
Senior Vice President and Chief Financial Officer